UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

FNCB Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on May 17, 2017, the FNCB Bancorp, Inc.’s (the “Company”) shareholders voted on: (i) the election of each of the Company’s three (3) nominees for Class A directors; (ii) a proposal to hold an advisory vote on the compensation of the Company’s named executive officers; and (iii) a proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

The shareholders of the Company elected all of the Class A directors by the following vote:

Class A Nominees	For	Withheld	Broker Non-Vote
Gerard A. Champi	9,646,087	165,120	3,773,970
Louis A. DeNaples	9,253,024	558,183	3,773,970
Keith W. Eckel	9,706,774	104,433	3,773,970

2. Proposal No. 2: Advisory vote on the compensation of the Company’s named executive officers

The shareholders of the Company approved the compensation of the Company’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Vote
9,386,782	344,614	79,810	3,773,970

3. Proposal No. 3: Ratification of the appointment of the Company’s independent registered public accounting firm.

The shareholders of the Company ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 by the following vote:

For	Against	Abstain	Broker Non-Vote
13,404,780	150,421	29,976	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNCB BANCORP, INC.

	By:	/s/ Stephanie A. Westington
Stephanie A. Westington Senior Vice President and Controller

Dated: May 19, 2017